Exhibit 10.42

LOOP MEDIA, INC.

December 14, 2023

Repricing and Exercise of Warrants Previously Issued.

Re:	Inducement Offer to Exercise Warrants Previously Issued

Dear Holder:

Loop Media, Inc. (the “Company”) is pleased to offer to holders (“Holder,” “you” or similar terminology) of certain existing common stock warrants of the Company that are listed in Annex B hereto (collectively, the “Existing Warrants”) the opportunity to receive a reduction in the Warrant Exercise Price (as defined in the respective Existing Warrants) of the warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in consideration for exercising for cash all such Existing Warrants, as more particularly set forth on the signature page hereto. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

The Company desires to reduce the Warrant Exercise Price of the Existing Warrants to $0.80 per share (the “Reduced Exercise Price”). In consideration for cash exercising in full all of the Existing Warrants held by Holder as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company offers to deliver to you shares of Common Stock (the “Warrant Shares”), which shares will contain customary restrictive legends and other language typical for restricted shares.

Holder may accept this offer by signing this letter agreement (the “Agreement”) below, with such acceptance constituting Holder’s exercise in full of the Holder’s Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Aggregate Warrant Exercise Price”) on or before 4:00 p.m., Eastern Time, on December 31, 2023 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder understands that the issuance of the Warrant Shares is not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY

STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflict of law.

No later than the eighth (8th) Trading Day following the date hereof, or such other time period as agreed by the parties, not be extended past December 31, 2023, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise agreed between the parties hereto, settlement of the Warrant Shares shall occur on the Closing Date (as defined below), the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Company’s transfer agent directly to the account(s) identified by the Holder; upon receipt of such Warrant Shares, the transfer agent shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by wire transfer to the Company. The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date.”

[Signatures appear on the following page]

Sincerely yours,

LOOP MEDIA, INC.

By:______________________________
Name: Neil Watanabe
Title: Chief Financial Officer

Accepted and Agreed to:

WARRANT HOLDER:

[X]

By:_____________________________________

Name:

Address:

Email:

Warrant Numbers (Original Issue Date):

Number of Existing Warrant Shares:

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

1)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

2)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions.

3)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

4)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the New York Stock Exchange, American.

5)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, and (ii) the filing of Form D with the Commission and such filings as may be required to be made under applicable state securities laws.